Certificate/Articles of Merger
                               of
                   Ceron Resources Corporation
                     a Delaware corporation
                         with and into
                  Wasatch Pharmaceutical, Inc.,
                       a Utah corporation


          THESE ARTICLES OF MERGER are executed and entered into this 12th day of January, 1996, by and between WASATCH PHARMACEUTICAL, INC., a Utah corporation (hereinafter referred to as "WASATCH or the "Surviving Corporation"), and CERON RESOURCES CORPORATION, a Delaware corporation (hereinafter referred to as "CERON").

                           Witnesseth

                        I. Plan of Merger

          Pursuant to these Articles of Merger, it is intended and agreed that CERON will be merged with and into WASATCH and that WASATCH shall be the Surviving Corporation, as provided below. The terms, conditions, and understandings of the merger are set forth in the Agreement and Plan of Merger between WASATCH and CERON dated as of January 12, 1996, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

          II.  Certificate of Incorporation and Bylaws

          On the consummation of the merger, the articles of incorporation and bylaws of WASATCH shall be the articles of incorporation and bylaws of the Surviving Corporation.

               III.  Name of Surviving Corporation

          The name of the Surviving Corporation, which will continue in existence after the merger, shall remain WASATCH PHARMACEUTICAL, INC.

                   IV.  Officers and Directors

          The officers and directors of CERON, shall become the officers and directors of the Surviving Corporation.

         V.  Authorized and Outstanding Shares of CERON

          CERON is authorized to issue 51,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.01 par value, of which 12,089,256 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $0.05 par value, of which 49,258 shares of Class A
     Series Preferred Stock are issued and outstanding.

        VI.  Authorized and Outstanding Shares of WASATCH

          WASATCH is authorized to issue 51,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $0.001 par value, of which 1,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.001, of which no shares are issued and outstanding.

     <Page 1>

             VII.  Approval by Shareholders of CERON

          Of the 12,089,256 shares of common stock of CERON issued and outstanding, all shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the General Corporation Law of the State of Delaware. Such shares were voted as a class; no shares of any other class of stock issued and outstanding were entitled to vote thereon.

            VIII.  Approval by Shareholder of WASATCH

          Of the 1,000 shares of common stock of WASATCH issued and outstanding all shares were voted in favor of the Agreement and Plan of Merger, with no shares voting against or abstaining, all in accordance with the provisions of the Utah Revised Business Corporation Act. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

                 IX.  Statutory Basis for Merger

          An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid corporations in accordance with subsection (c) of Section 252 of the General Corporation Law of the State of Delaware and Section 16-10a-1101 of the Utah Revised Business Corporation
     Act.

             X.  Agreement of Surviving Corporation

          The Surviving Corporation hereby consents and agrees that:

          (a) The Surviving Corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of CERON as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of CERON against the Surviving Corporation;

               (b) The Secretary of State of the State of Delaware shall be, and hereby is, irrevocable appointed as the agent of such Surviving Corporation to accept service of process in any such proceeding;

               (c) The Surviving Corporation's address for any service of process received by the Secretary of State is 714 East 7200
               South, Midvale, Utah 84047.                                    .

               (d) Such Surviving Corporation will promptly pay to the dissenting shareholders of CERON the amount, if any, to which they shall be entitled under the provisions of the General Corporation Law of the State of Delaware with respect to the rights of dissenting shareholders; and

               (e) The Surviving Corporation shall keep on file at its principal place of business a copy of the Agreement and Plan of Merger, which will be provided, without cost, to shareholders of the Surviving Corporation when request.

          <Page 2>

            IN WITNESS WHEREOF, the undersigned corporations, acting by their respective Presidents and Secretaries, have executed these Articles of Merger as of the date first above written.

                                   CERON RESOURCES CORPORATION
     Attest:                          a Delaware corporation

     /S/ David K. Giles, Secretary           /S/ Gary V. Heesch, President

                                   WASATCH PHARMACEUTICAL, INC.
     Attest:                           a Utah corporation

     /S/ David K. Giles, Secretary           /S/ Gary V. Heesch, President

     STATE OF UTAH       )
                         :ss
     COUNTY OF SALT LAKE )

          I, the undersigned notary public, hereby certify that on the 12th day of January, 1996, personally appeared before me Gary V. Heesch and David K. Giles, the President and Secretary, respectively, of Ceron Resources Corporation, a Delaware corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Ceron Resources Corporation, a Delaware corporation, and that the statements therein contained are true.


                         WITNESS MY HAND AND OFFICIAL SEAL

                                        /S/ Elliott N. Taylor
     [Notary Seal]
     Elliott N. Taylor
     1835 East 900 South
     Salt Lake City, UT  84108
     My Commission Expires March 3, 1997


     STATE OF UTAH       )
                         :ss
     COUNTY OF SALT LAKE )

          I, the undersigned notary public, hereby certify that on the 12th day of January, 1996, personally appeared before me Gary V. Heesch and David K. Giles, the President and Secretary, respectively, of Wasatch Pharmaceutical, Inc., a Utah corporation, who being be me first duly sworn, severally declared that they are the persons who signed the foregoing documents as President and Secretary of Wasatch Pharmaceutical, Inc., a Utah corporation, and that the statements therein contained are true.

                    WITNESS MY HAND AND OFFICIAL SEAL

                                        /S/ Elliott N. Taylor
     [Notary Seal]
     Elliott N. Taylor
     1835 East 900 South
     Salt Lake City, UT  84108
     My Commission Expires March 3, 1997

     <Page 3>



                         Plan of Merger
                               of
                   Ceron Resources Corporation
                               and
                  Wasatch Pharmaceutical, Inc.


          THIS PLAN OF MERGER (the "Plan") dated as of January 12, 1996, is entered into by and between CERON RESOURCES CORPORATION, a Delaware corporation ("CERON"), and WASATCH PHARMACEUTICAL, INC., a Utah corporation ("WASATCH"), such corporations being hereinafter collectively referred to as the "Constituent Corporations."

                            Recitals

          WHEREAS, WASATCH is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 51,000,000 shares, consisting of 50,000,000 shares of common stock, $0.001 par value (the "Common Stock of WASATCH"), of which 1,000 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $0.001 par value (the Preferred Stock of WASATCH ), of which no shares are issued and outstanding.

          WHEREAS, CERON is a corporation duly organized and existing under the laws of the state of Delaware, having an authorized capital of 51,000,000 shares, consisting of 50,000,000 shares of common stock, $0.01 par value (the "Common Stock of CERON"), of which 12,089,256 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $0.05 par value (the Preferred Stock of CERON ), of which 49,258 shares are issued and outstanding.

          WHEREAS, the respective boards of directors and shareholders of the Constituent Corporations have each duly approved this Plan providing for the merger of CERON with and into WASATCH with WASATCH as the surviving corporation as authorized by the statutes of the states of Delaware and Utah.


                            Agreement

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of CERON to be converted into shares of stock of WASATCH and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:


                            Article I
            Merger and Name of Surviving Corporation

          On the effective date of the merger, CERON and WASATCH shall cease to exist separately and CERON shall be merged with and into WASATCH, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date (as hereinafter defined) of the merger shall be "WASATCH PHARMACEUTICAL, INC."

     Exhibit A-1

                           Article II
                    Terms and Conditions of Merger

          The terms and conditions of the merger (in addition to those set forth elsewhere in this Plan) are as follows:

               (a)  On the Effective Date of the merger:

                    (1) CERON shall be merged into WASATCH to form a single corporation, and WASATCH shall be designated herein as the Surviving Corporation.

                    (2)  The separate existence of CERON shall cease.

                    (3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Utah.

                    (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to each of the Constituent Corporation shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

               (b) On the Effective Date of the merger, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of CERON immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

               (c) On the Effective Date of the merger, the officers of the Surviving Corporation shall be the officers of CERON immediately prior to the merger, with such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

          If on the Effective Date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided for in the bylaws of the Surviving Corporation.

     Exhibit A-2


                      Article III
              Manner and Basis of Converting Shares

          The manner and basis of converting the shares of the Constituent Corporations and the mode of carrying the merger into effect are as follows.

               (a) Each share of Common Stock of CERON outstanding on the Effective Date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of WASATCH which shall, on such conversion, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the Effective Date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of CERON shall be entitled, on surrender thereof to Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of WASATCH, which such shares shall have converted into. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the merger represented shares of Common Stock of CERON) shall for all purposes evidence the ownership of the shares of WASATCH into which such shares shall have been converted.

               (b) All shares of the Common Stock of WASATCH into which shares of the Common Stock of CERON shall have been converted pursuant to Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of CERON, as applicable.

               (c) If any certificate for shares of WASATCH is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws, and that the person requesting such exchange pay to WASATCH or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of WASATCH in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of WASATCH or any agent designated by it that such tax has been paid or is not payable.


                           Article IV
             Certificate of Incorporation and Bylaws

          The articles of incorporation of WASATCH shall, on the merger becoming effective, be and constitute the articles of incorporation of the Surviving Corporation until amended in the manner provided by law. The bylaws of WASATCH shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.


                            Article V
                      Shareholder Approval

          This Plan has been approved by a majority of the stockholders of each of the Constituent Corporations as provided by the laws of the States of Utah and Delaware. All required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the merger under the provisions of the laws of the states of Utah and Delaware.


                           Article VI
                     Officers and Directors

          The officers and directors of CERON shall, be presented to the shareholder of WASATCH for election, so that on the merger becoming effective, such officers and directors shall become the officers and directors of WASATCH, and such officers and directors shall serve until the next annual meeting of shareholders and until such time as their successors are duly elected and shall qualify.

     Exhibit A-3

                           Article VII
     Approval and Effective Date of the Merger; Miscellaneous Matters

          1. The merger shall become effective when all the following actions shall have been taken:

               (a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the states of Utah and Delaware;

               (b) This Plan, or certificate of merger if the form required, executed and verified in accordance with the laws of the states of Utah and Delaware, shall be filed in the Offices of the Secretary of State of Utah and Delaware; and

               (c) The date on which such actions are completed and such merger is effected is herein referred to as the "Effective Date."

          2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of CERON acquired or to be acquired by, or as a result of, the merger, the officers and directors of CERON or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

          3. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of CERON as well as for enforcement of any obligation of the Surviving Corporation arising from the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of CERON against the Surviving Corporation.

          4. The Secretary of State of the State of Delaware shall be irrevocable appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding;

          5. The Surviving Corporation's address for any service of process received by the Secretary of State is 714 East 7200 South, Midvale, Utah 84047.

          6. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

          7. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

          8. This Plan shall be governed by and construed in accordance with the laws of the state of Utah.

          The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the states of Utah and Delaware, the president and secretary of CERON, and the president and secretary of WASATCH, do hereby execute this Plan of Merger this 12th day of January, 1996, declaring and certifying that this is our act and deed and the facts herein stated are true.

          Exhibit A-4


                                              CERON RESOURCES CORPORATION
     Attest:                                    A Delaware corporation


     By: /S/ David K. Giles, Secretary       By: /S/ Gary V. Heesch, President

                                               WASATCH PHARMACEUTICAL, INC.
     Attest:                                     A Utah corporation

     By: /S/ David K. Giles, Secretary        By: /S/ Gary V. Heesch, President



                  CERTIFICATE OF THE SECRETARY
                   CERON RESOURCES CORPORATION

           I, David K. Giles, secretary of Ceron, hereby certify in accordance with the General Corporation Law of the State of Delaware that the Plan of Merger to which this certificate is attached, after having been first duly approved and adopted by Ceron and Wasatch was duly approved and adopted pursuant to section 252 of the General Corporation Law of the State of Delaware by the vote of holders of a majority of all of the outstanding stock of Ceron; and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

          I have executed this certificate this 12th day of January, 1996.


                                   By: /S/ David K. Giles, Secretary




                  CERTIFICATE OF THE SECRETARY
                  WASATCH PHARMACEUTICAL, INC.

          I, David K. Giles, secretary of Wasatch, hereby certify in accordance with the Utah Revised Business Corporation Act that the Plan of Merger to which this certificate is attached, after having first duly approved and adopted pursuant to section 16-10a-1101 of the Utah Revised Business Corporations Act by the vote of holders of a majority of all of the outstanding stock of Wasatch and that thereby the Plan of Merger was duly adopted as the act of the stockholders of said corporation and is the duly adopted agreement and act of said corporation.

          I have executed this certificate this 12th day of January, 1996.



                             By: /S/ David K. Giles, Secretary Exhibit A-5

                                         EXECUTION AND ACKNOWLEDGMENT

          The foregoing Plan of Merger, having been approved by the board of directors of each Constituent Corporation, having been adopted by the stockholders of Ceron in accordance with the General Corporation Laws of the State and Delaware and the majority vote of the stockholders of Wasatch in accordance with the Utah Revised Business Corporation Act, the president and secretary of Ceron and the president and secretary of Wasatch do hereby execute this Plan of Merger this 12th day of January, 1996, declaring and certifying that this is our act and deed and the facts herein stated are true.

                                        Ceron Resources Corporation
     Attest:                                  A Utah corporation



     By:  /S/ David K. Giles, Secretary       By: /S/ Gary V. Heesch, President

                                        Wasatch Pharmaceutical, Inc.
     Attest:                                  A Utah corporation

     By: /S/ David K. Giles, Secretary        By: /S/ Gary V. Heesch, President

     STATE OF UTAH       )
                                                   :ss
     COUNTY OF SALE LAKE )

          I, the undersigned notary public, hereby certify that on the 12th day of January, 1996, personally appeared before me Gary V. Heesch and David K. Giles, the president and secretary, respectively, of Ceron Subsidiary Corporation, a Delaware corporation, who being be me first duly sworn, severally declared that they are the persons who signed the forgoing documents as president and secretary of said corporation, and that the statements therein contained are true.

                         WITNESS MY HAND AND OFFICIAL SEAL

                                        /S/ Elliott N. Taylor
     [Notary Seal]
     Elliott N. Taylor
     1835 East 900 South
     Salt Lake City, UT  84108
     My Commission Expires March 3, 1997


     STATE OF UTAH       )
                                                   :ss
     COUNTY OF SALE LAKE )

          I, the undersigned notary public, hereby certify that on the 12th day of January, 1996, personally appeared before me Gary V. Heesch and David K. Giles, the president and secretary, respectively, of Wasatch Pharmaceutical, Inc., a Utah corporation, who being be me first duly sworn, severally declared that they are the persons who signed the forgoing documents as president and secretary of said corporation, and that the statements therein contained are true.

               WITNESS MY HAND AND OFFICIAL SEAL

                                        /S/ Elliott N. Taylor
     [Notary Seal]
     Elliott N. Taylor
     1835 East 900 South
     Salt Lake City, UT  84108
     My Commission Expires March 3, 1997

                        Exhibit A-6